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                       CONSENT OF INDEPENDENT ACCOUNTANTS


Board of Directors
Rocky Mountain Internet, Inc.
Denver, Colorado

     We hereby consent to the incorporation by reference in this Registration Statement of Rocky Mountain Internet, Inc., on Form S-3, of our report included in Form 10-KSB, dated February 27, 1998, with respect to the balance sheets of Rocky Mountain Internet, Inc. as of December 31, 1997 and 1996, and the related statements of income, stockholders' equity (deficit), and cash flows for the years then ended. We also consent to the reference of us under the heading "Experts" in Form 10-KSB.


                                        BAIRD, KURTZ & DOBSON


Denver, Colorado
January 13, 1999